UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

AVICENA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3195737

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

228 Hamilton Avenue, Third Floor, Palo Alto, CA	94301

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-129536.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered

The class of capital stock to be registered is designated as Common Stock, par value $.001 per share. Information regarding this Common Stock is incorporated by reference from page 41 of Registrant’s Amendment No. 1 to Registration Statement on Form SB-2 (Registration No. 333-129536) filed with the Commission on November 14, 2005.

Item 2. Exhibits

2.1	Agreement and Plan of Merger, dated October 25, 2005, by and between Registrant and AVN Acquisition Corp. (1)

2.2	Escrow Agreement, dated October 26, 2005, by and between Registrant, AVN Acquisition Corp. and LaSalle Bank National Association. (1)

3.1	Amended and Restated Certificate of Incorporation. (1)

3.2	Amended and Restated By-Laws. (2)

5.1	Form of Opinion of Sachnoff & Weaver, Ltd. (1)

10.1	1999 Stock Incentive Plan, as amended. (2)

10.2	Form of Promissory Note, dated February 7, 2005, by Registrant in favor of AVN Acquisition Corp. (2)

10.3	Loan Agreement, dated February 7, 2005, between Registrant and AVN Acquisition Corp. (2)

10.4	Restricted Stock Purchase Agreement, dated February 9, 2005, by and between Registrant and Belinda Tsao Nivaggioli. (2)

10.5	Series C Financial Advisory Agreement, dated March 11, 2002 by and between Registrant and H.K. Properties Limited. (2)

10.6	Restricted Stock Purchase Agreement, dated February 9, 2005, by and between Registrant and Nasser Menhall. (2)

10.7	Employment Agreement, dated March 3, 2005, by and between Registrant and Belinda Tsao Nivaggioli. (2)

10.8	Services Agreement, dated March 16, 2005, by and between Registrant and ERG. (2)

10.9	Agreement For Purchase and Sale of GM Creatine Monohydate, dated May 30, 2003, by and between Registrant and DeGussa AG. (2)

10.10	Supply, License and Development Agreement, dated August 17, 2000, by and between Registrant and Esteé Lauder, Inc. (3) #

10.11	Regus Business Centre Service Agreement, dated August 15, 2005, by and between Registrant and Regus Business Centres Corp. (1)

10.12	Restricted Stock Purchase Agreement, dated March 9, 2005, by and between Registrant and Nasser Menhall. (4)

10.13	Restricted Stock Purchase Agreement, dated March 9, 2005, by and between Registrant and Belinda Tsao Nivaggioli. (4)

10.14	Second Amendment to the 1999 Stock Incentive Plan. (5)

10.15	Subscription Agreement, dated February 24, 2005, by and between Registrant and Kevin Waltzer. (4)

10.16	Consulting Agreement, dated February 25, 2005, by and between Registrant and Leslie Fang. (4)

10.17	Subscription Agreement, dated August 15, 2004, by and between Registrant and Nasser Menhall. (4)

10.18	Form of Promissory Note, dated January 2005, by AVN Acquisition Corp. in favor of Karen Georgiou. (4)

10.19	Restricted Stock Purchase Agreement, dated February 9, 2005, by and between Registrant and Leslie Fang. (4)

10.20	Form of Demand Note, dated July 13, 2005, by Registrant in favor of 401 Capital Partners Inc. (6)

10.21	Form of Promissory Note, dated August 23, 2005, by Registrant in favor of Wael El Bahey. (1)

10.22	Form of Promissory Note, dated October 3, 2005, by Registrant in favor of Nasser Menhall. (1)

10.23	Form of Promissory Note, dated November 4, 2005, by Registrant in favor of AVN Acquisition Corp. (1)

23.1	Consent of Independent Registered Public Accounting Firm Vitale, Canturano & Company, Ltd., dated November 4, 2005. (3)

23.2	Consent of Sachnoff & Weaver, Ltd. (included in Ex. 5.1).

23.3	Consent of Independent Registered Public Accounting Firm Vitale, Canturano & Company, Ltd., dated November 4, 2005. (3)

(1)	Incorporated by reference from Registrant’s Registration Statement on Form SB-2 filed with the Commission on November 7, 2005 (Reg. No. 333-129536).
(2)	Incorporated by reference from Registrant’s Registration Statement on Form SB-2 filed with the Commission on March 22, 2005 (Reg. No. 333-123476).
(3)	Incorporated by reference from Registrant’s Amendment 1 to the Registration Statement on Form SB-2 filed with the Commission on November 14, 2005 (Reg. No. 333-129536).
(4)	Incorporated by reference from Registrant’s Amendment 3 to the Registration Statement on Form SB-2 filed with the Commission on August 10, 2005 (Reg. No. 333-123476).
(5)	Incorporated by reference from Registrant’s Amendment 2 to the Registration Statement on Form SB-2 filed with the Commission on July 8, 2005 (Reg. No. 333-123476).
(6)	Incorporated by reference from Registrant’s Amendment 4 to the Registration Statement on Form SB-2 filed with the Commission on August 24, 2005 (Reg. No. 333-123476).
#	Certain information in this exhibit has been omitted and has been filed separately with the SEC pursuant to a confidential treatment request.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

.

AVECINA GROUP, INC

By:	/s/ Belinda Tsao Nivaggiolii
Its:	Chief Executive Officer

Dated: November 11, 2005

Exhibit Index

2.1	Agreement and Plan of Merger, dated October 25, 2005, by and between Registrant and AVN Acquisition Corp. (1)

2.2	Escrow Agreement, dated October 26, 2005, by and between Registrant, AVN Acquisition Corp. and LaSalle Bank National Association. (1)

3.1	Amended and Restated Certificate of Incorporation. (1)

3.2	Amended and Restated By-Laws. (2)

5.1	Form of Opinion of Sachnoff & Weaver, Ltd. (1)

10.1	1999 Stock Incentive Plan, as amended. (2)

10.2	Form of Promissory Note, dated February 7, 2005, by Registrant in favor of AVN Acquisition Corp. (2)

10.3	Loan Agreement, dated February 7, 2005, between Registrant and AVN Acquisition Corp. (2)

10.4	Restricted Stock Purchase Agreement, dated February 9, 2005, by and between Registrant and Belinda Tsao Nivaggioli. (2)

10.5	Series C Financial Advisory Agreement, dated March 11, 2002 by and between Registrant and H.K. Properties Limited. (2)

10.6	Restricted Stock Purchase Agreement, dated February 9, 2005, by and between Registrant and Nasser Menhall. (2)

10.7	Employment Agreement, dated March 3, 2005, by and between Registrant and Belinda Tsao Nivaggioli. (2)

10.8	Services Agreement, dated March 16, 2005, by and between Registrant and ERG. (2)

10.9	Agreement For Purchase and Sale of GM Creatine Monohydate, dated May 30, 2003, by and between Registrant and DeGussa AG. (2)

10.10	Supply, License and Development Agreement, dated August 17, 2000, by and between Registrant and Esteé Lauder, Inc. (3) #

10.11	Regus Business Centre Service Agreement, dated August 15, 2005, by and between Registrant and Regus Business Centres Corp. (1)

10.12	Restricted Stock Purchase Agreement, dated March 9, 2005, by and between Registrant and Nasser Menhall. (4)

10.13	Restricted Stock Purchase Agreement, dated March 9, 2005, by and between Registrant and Belinda Tsao Nivaggioli. (4)

10.14	Second Amendment to the 1999 Stock Incentive Plan. (5)

10.15	Subscription Agreement, dated February 24, 2005, by and between Registrant and Kevin Waltzer. (4)

10.16	Consulting Agreement, dated February 25, 2005, by and between Registrant and Leslie Fang. (4)

10.17	Subscription Agreement, dated August 15, 2004, by and between Registrant and Nasser Menhall. (4)

10.18	Form of Promissory Note, dated January 2005, by AVN Acquisition Corp. in favor of Karen Georgiou. (4)

10.19	Restricted Stock Purchase Agreement, dated February 9, 2005, by and between Registrant and Leslie Fang. (4)

10.20	Form of Demand Note, dated July 13, 2005, by Registrant in favor of 401 Capital Partners Inc. (6)

10.21	Form of Promissory Note, dated August 23, 2005, by Registrant in favor of Wael El Bahey. (1)

10.22	Form of Promissory Note, dated October 3, 2005, by Registrant in favor of Nasser Menhall. (1)

10.23	Form of Promissory Note, dated November 4, 2005, by Registrant in favor of AVN Acquisition Corp. (1)

23.1	Consent of Independent Registered Public Accounting Firm Vitale, Canturano & Company, Ltd., dated November 4, 2005. (3)

23.2	Consent of Sachnoff & Weaver, Ltd. (included in Ex. 5.1).

23.3	Consent of Independent Registered Public Accounting Firm Vitale, Canturano & Company, Ltd., dated November 4, 2005. (3)

(1)	Incorporated by reference from Registrant’s Registration Statement on Form SB-2 filed with the Commission on November 7, 2005 (Reg. No. 333-129536).
(2)	Incorporated by reference from Registrant’s Registration Statement on Form SB-2 filed with the Commission on March 22, 2005 (Reg. No. 333-123476).
(3)	Incorporated by reference from Registrant’s Amendment 1 to the Registration Statement on Form SB-2 filed with the Commission on November 14, 2005 (Reg. No. 333-129536).
(4)	Incorporated by reference from Registrant’s Amendment 3 to the Registration Statement on Form SB-2 filed with the Commission on August 10, 2005 (Reg. No. 333-123476).
(5)	Incorporated by reference from Registrant’s Amendment 2 to the Registration Statement on Form SB-2 filed with the Commission on July 8, 2005 (Reg. No. 333-123476).
(6)	Incorporated by reference from Registrant’s Amendment 4 to the Registration Statement on Form SB-2 filed with the Commission on August 24, 2005 (Reg. No. 333-123476).
#	Certain information in this exhibit has been omitted and has been filed separately with the SEC pursuant to a confidential treatment request.